AMENDING AGREEMENT NO. 1

TO SATELLITE DELIVERY AGREEMENT

THIS AGREEMENT (herein referred to as the “Amending Agreement No. 1”) is made effective as of October              , 2008 (the “Amendment Effective Date”) by and between Mobile Satellite Ventures (Canada) Inc. (“MSV Canada”) and Mobile Satellite Ventures LP (“MSV LP”).

WHEREAS, MSV LP and MSV Canada are parties to a satellite delivery agreement dated as of February 22, 2007 (the “Satellite Delivery Agreement”); and

WHEREAS, the parties to the Satellite Delivery Agreement desire to amend that agreement;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	AMENDMENTS

(a)        The Satellite Delivery Agreement is hereby amended by adding the following definition after the definition of the term “Governmental Entity” in Section 1 of the Satellite Delivery Agreement:

“In-Orbit Test” or “IOT” has the meaning given to such term in the Satellite Construction Contract.”

(b)       The Satellite delivery Agreement is hereby amended to delete Section 2.2 thereof and to replace it with the following new Section 2.2:

“2.2     Transfer of Title. Subject to the receipt of all necessary governmental approvals, title to the MSV-2 Satellite shall be transferred from MSV LP to MSV Canada at such time as MSV LP and MSV Canada mutually agree upon in writing; provided that such transfer of title to the MSV-2 Satellite from MSV LP to MSV Canada shall occur: (a) no earlier than immediately after the point in time that title to the MSV-2 Satellite is transferred from the Satellite Vendor to MSV LP in accordance with Section 12.1 of the Satellite Construction Contract, subject to the provisions stated therein in the event of a “Terminated Ignition” and, (b) no later than the completion of the In-Orbit Test. Title to the MSV-2 Satellite shall be transferred from MSV LP to MSV Canada free and clear of all security interests, liens, encumbrances and similar interests, except liens on the Satellite that may exist (i) in connection with any financing with respect to which MSV Canada is a party, a guarantor or otherwise agrees to such security interests, liens, encumbrances or similar interests, including, without limitation those arising with respect to the 14% Senior Secured Discount Notes due 2013 (the “High Yield Liens”), and any subsequent amendments or extensions thereof, (ii) in connection with any financing relating to the Launch Services Agreement to which MSV Canada is a party or otherwise agrees, and (iii) in connection with any required transfer of title to the Satellite to insured interests for salvage in the event of a Total Loss of the Satellite (the liens set forth in clauses (i) through (iii) above, as well as the “Orbital Performance Incentives” being hereinafter referred to as “Permitted Liens”). Without limiting the generality of the foregoing, MSV LP shall ensure that all of its then-current obligations to the Satellite Vendor have been performed as of such date in order to ensure that any security interests,

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liens, encumbrances or similar interests granted by MSV LP in the MSV-2 Satellite to the Satellite Vendor have been terminated, released and discharged.”

2.	CONTINUATION OF SATELLITE DELIVERY AGREEMENT

All provisions of this Amending Agreement No. 1 shall be deemed to be incorporated in, and made a part of, the Satellite Delivery Agreement. The Satellite Delivery Agreement, as supplemented and amended by this Amending Agreement No. 1, shall be read, taken and construed as one and the same instrument, and except as expressly amended hereby, the remaining terms and conditions of the Satellite Delivery Agreement shall continue in full force and effect.

3.	BINDING EFFECT

This Amending Agreement No. 1 shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

4.	COUNTERPARTS

To facilitate execution, this Amending Agreement No. 1 may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amending Agreement No. 1 as of the Effective Date.

MOBILE SATELLITE VENTURES LP By: MOBILE SATELLITE VENTURES GP INC., its General Partner
By:	/s/ Randy Segal
Name: Randy Segal
Title: SVP and General Counsel

MOBILE SATELLITE VENTURES (CANADA) INC.
By:	/s/ Elizabeth A. Creary
Name: Elizabeth A. Creary
Title: VP and Corporate Counsel

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